UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

COOPER TIRE & RUBBER COMPANY

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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COOPERTIRES

Apollo Tyres to Acquire Cooper Tire

Combination Creates World's Seventh-Largest Tire Company

DOWNLOAD NEWS RELEASE
1MB (PDF)

COOPERTIRES
A Message from
Roy Armes
Cooper Chairman, CEO & President
00:00
03:29

Additional Information

- **News Release** (311KB PDF)
- **Message from CEO Roy Armes** (320KB PDF)
- **PowerPoint Presentation** (3.3MB PDF)
- **FAQs** (141KB PDF)
- **Legal Disclaimer** (77KB PDF)
- **Apollo Tyres Corporate Website**
- **Cooper Tire Corporate Website**

Downloadable Media Resources

Copyright © 2013 Cooper Tire & Rubber Company

COOPERTIRES

COOPERTIRES

Apollo Tyres to

COOPERTIRES

Apollo Tyres to Acquire Cooper Tire

Combination Creat...

Largest Tire Compa...

DOWNLOAD
1MB (PDF)

COOPERTIRES
A Message from
03:29

Media Resources

- **News Release** (311KB PDF)
- **Media Statement** (167KB PDF)
- **B-roll including Cooper CEO comments** (762.5MB MP4)
- **Cooper CEO Bio** (152KB PDF) & **Photo** (860KB JPEG)
- **Cooper Logo** (679KB EPS)

Media Contacts

Anne Roman
Vice President
Communications and Public Affairs
Cooper Tire & Rubber Company
701 Lima Ave.
Findlay, OH 45840
419-429-7189

Ryan Cudney
Edelman
312-240-2937
ryan.cudney@edelman.com

Addition...

- News Relea...
- Message from CEO Roy Armes (320KB PDF)
- PowerPoint Presentation (3.3MB PDF)
- FAQs (141KB PDF)
- Legal Disclaimer (77KB PDF)

- Cooper Tire Corporate Website

...ble Media

Executive Biography

Roy Armes

Chairman, Chief Executive Officer and President

Roy Armes is Chairman, Chief Executive Officer and President of Cooper Tire & Rubber Company. He joined the company in December 2006 as its CEO and President. A year later, he was also appointed Chairman.

Throughout his tenure at Cooper, Armes has spearheaded the positive transformation of the company’s business model, creating a stronger, more resilient and more sustainable Cooper, which is better positioned to drive long-term value. In 2008, the company unveiled an ambitious five-year strategic plan, and by the close of 2012, nearly all of the financial and performance goals set within the plan were achieved, many ahead of schedule. In fact, 2012 was a record-setting year for the company as Cooper generated record full-year net sales of $4.2 billion and record operating profit of $397 million.

Today, Armes and the Cooper executive management team, along with 13,000 employees worldwide, are executing a next-level strategic plan that builds on the foundation put in place over the past five years with the overall goal of continuing to drive increased shareholder value. The company remains focused on the strategic priorities that have helped to transform the organization and stays true to its value proposition, which delivers the best products at the best price and the best tire performance while also being one of the best companies with which to do business.

Prior to joining Cooper, Armes spent more than three decades at Whirlpool Corporation in leadership positions throughout the business and in multiple geographies. His career highlights at Whirlpool included positions such as Senior Vice President, Project Management Office; Corporate Vice President and General Director, Whirlpool Mexico; Corporate Vice President, Global Procurement Operations; President/Managing Director, Whirlpool Greater China; Vice President, Manufacturing Technology, Whirlpool Asia (Singapore); and Vice President, Manufacturing & Technology, Refrigeration Products, Whirlpool Europe (Italy).

Armes was elected Chairman of the Rubber Manufacturers Association (RMA) for a two-year term beginning in October 2011 and serves on the board of directors of The Manitowoc Company. He earned a bachelors of science degree in mechanical engineering from The University of Toledo in 1975. As one of its distinguished alumni, Armes, along with his wife Marcia, joined Engineering Department Dean Nagi Naganathan to establish the Engineering Leadership Institute (ELI) in 2009. The Institute helps engineering students develop critical leadership skills in addition to their academic pursuits, which is essential for career success in today’s globally competitive business environment. Armes is also active in a number of non-profit and community organizations, including recent service as an Honorary Chairman of the Alzheimer’s Association Walk to End Alzheimer’s (Findlay, Ohio), among others.

Additional Information

In connection with the proposed transaction, the Company will file a proxy statement with the SEC. INVESTORS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE COMPANY. You will be able to obtain the proxy statement, as well as other filings containing information about the Company, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the proxy statement and other filings made by the Company with the SEC can also be obtained, free of charge, by directing a request to Cooper Tire & Rubber Company, 701 Lima Avenue, Findlay, Ohio 45840, c/o Jerry Long (investorrelations@coopertire.com).

Participants in the Solicitation

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the special meeting of stockholders that will be held to consider the proposed transaction. Information about the Company’s directors and officers and their ownership of the Company’s common stock is set forth in its Form 10-K which was filed with the SEC on February 25, 2013 and the proxy statement for the Company’s Annual Meeting of stockholders, which was filed with the SEC on March 26, 2013. Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed transaction, which may be different than those of the Company’s stockholders generally, by reading the proxy statement and other relevant documents regarding the proposed transaction, when filed with the SEC.

Forward-Looking Statements

This website contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are not based on historical facts but instead reflect the Company’s expectations, estimates or projections concerning future results or events. These statements generally can be identified by the use of forward-looking words or phrases such as “believe,” “expect,” “anticipate,” “project,” “may,” “could,” “intend,” “intent,” “belief,” “estimate,” “plan,” “likely,” “will,” “should” or similar words or phrases. These statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results, performance or achievements to differ materially from those expressed or indicated by those statements. We cannot assure you that any of our expectations, estimates or projections will be achieved.

The forward-looking statements included in this website are only made as of the date of this document and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances.

Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: volatility in raw material and energy prices, including those of rubber, steel, petroleum based products and natural gas and the unavailability of such raw materials or energy sources; the failure of the Company’s suppliers to timely deliver products in accordance with contract specifications; changes in economic and business conditions in the world; failure to implement information technologies or related systems, including failure to successfully implement an ERP system; increased competitive activity including actions by larger competitors or lower-cost producers; the failure to achieve expected sales levels; changes in the Company’s customer relationships, including loss of particular business for competitive or other reasons; litigation brought against the Company, including products liability claims, which could result in material damages against the Company; changes to tariffs or the imposition of new tariffs or trade restrictions; changes in pension expense and/or funding resulting from investment performance of the Company’s pension plan assets and changes in discount rate, salary increase rate, and expected return on plan assets assumptions, or changes to related accounting regulations; government regulatory and legislative initiatives including environmental and healthcare matters; volatility in the capital and financial markets or changes to the credit markets and/or access to those markets; changes in interest or foreign exchange rates; an adverse change in the Company’s credit ratings, which could increase its borrowing costs and/or hamper its access to the credit markets; the risks associated with doing business outside of the United States; the failure to develop technologies, processes or products needed to support consumer demand; technology advancements; the inability to recover the costs to develop and test new products or processes; the impact of labor problems, including labor disruptions at the Company or at one or more of its large customers or suppliers; failure to attract or retain key personnel; consolidation among the Company’s competitors or customers; inaccurate assumptions used in developing the Company’s strategic plan or operating plans or the inability or failure to successfully implement such plans; failure to successfully integrate acquisitions into operations or their related financings may impact liquidity and capital resources; changes in the company’s relationship with joint-venture partners; the inability to obtain and maintain price increases to offset higher production or material costs; inability to adequately protect the Company’s intellectual property rights; inability to use deferred tax assets; other factors that are set forth in management’s discussion and analysis of the Company’s most recently filed reports with the SEC; and uncertainties associated with the proposed acquisition of the Company by the Apollo Parties, including uncertainties relating to the anticipated timing of filings and approvals relating to the transaction, the expected timing of completion of the transaction and the ability to complete the transaction. This list of factors is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.